UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2012

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

Asher Enterprises converted $3,500 of its note convertible in the amount of $42,500.  As a result, the Company issued 3,181,818 shares of its Class A Common Stock to Asher Enterprises, Inc.  The agreement with Asher allows them to convert their debt after six (6) months at a conversion price equal to the lowest closing bid price twenty trading days prior to the conversion date.

Item 5.07	Submission of Matters to a Vote of Security Holders

a.  On June 19, 2012, the Company's Board of Directors approved an amendment to its certificate of incorporation to increase its Class B Common Stock authorized share count to 50,000,000 from the previous 5,000,000.  The Class B Common Stock is a non-trading class of stock and does not convert into Class A Common Stock.   The Company expects to file a Pre 14C with the SEC in the next 10 business days.

 b.  On June 19, 2012, the Company's Board of Directors approved an amendment to its certificate of incorporation to authorize a preferred stock in the amount of 50,000,000 shares.  The Company intends to use the preferred stock to raise money directly for individual projects it owns in Peru and elsewhere. The Company expects to file a Pre 14C with the SEC in the next 10 business days.

Item 8.01	Other Events

a. Paul Howarth lent the Company $5,000 which was used to pay corporate expenses.

b. Joseph Mezey lent the Company $6,500 which was used to pay corporate expenses.

c.  On June 19, 2012, the Company's Board of Directors approved an amendment to its certificate of incorporation to increase its Class B Common Stock authorized share count to 50,000,000 from the previous 5,000,000.  The Class B Common Stock is a non-trading class of stock and does not convert into Class A Common Stock.

 d.  On June 19, 2012, the Company's Board of Directors approved an amendment to its certificate of incorporation to authorize a preferred stock in the amount of 50,000,000 shares.  The Company intends to use the preferred stock to raise money directly for individual projects it owns in Peru and elsewhere.

e.  The Company sent a sample of gold from Peru to an independent refinery in Los Angeles, California.  The l refinery preformed an assay on the sample of gold and determined that it has purity of 84.7%.

f. The Company has begun preliminary talks with Avenil Ventures to acquire oil and gas leases. The company expects the purchase to cost approximately $750,000 - $1,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 06/19/2012                                                                                The Graystone Company, Inc.

By: /s/ Joseph Mezey
                                                                                    Name: Joseph Mezey
Title: Chief Financial Officer